EXHIBIT 99.2


                       Form of Voting and Proxy Agreement


         This Voting and Proxy Agreement dated December ___, 1999 is entered into between ________________, a resident of the State of _____________ (the "Stockholder"), and Cenex Harvest States Cooperatives, a Minnesota corporation (the "Buyer"). Sparta Foods, Inc., a Minnesota corporation (the "Company"), the Buyer and SF Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of the Buyer (the "Buyer Subsidiary") propose to enter into an Agreement of Merger dated the date hereof (the "Merger Agreement") pursuant to which Buyer Subsidiary will be merged (the "Merger") into the Company, which will thereupon become a wholly owned subsidiary of the Buyer. The Merger has been approved by the Company's board of directors and, if the Merger Agreement is executed, will be submitted to the stockholders of the Company for approval. The Buyer will not enter into the Merger Agreement except after the receipt of the assurances provided by the execution of this Agreement, and the Stockholder desires to induce the Buyer to enter into the Merger Agreement. Capitalized terms used herein without definition have the meanings stated in the Merger Agreement. Accordingly, the Stockholder hereby agrees as follows:

         1.       Voting for Merger.

         (a) Subject to the terms and conditions hereof, the Stockholder will vote the Subject Shares (i) in favor of the Merger at any shareholder meeting with respect thereto, or any adjournment thereof and (ii) against any Third Party Transaction at any shareholder meeting with respect thereto or at any adjournment thereof. "Subject Shares" means (i) the shares of common stock of the Company listed below the Stockholder's signature hereof (the "Listed Shares"), (ii) any shares of capital stock of the Company in which he directly or indirectly has Beneficial Ownership and has the power to vote such shares and
(iii) shares of capital stock hereafter acquired. "Beneficial Ownership" has the meaning stated in Rule 13d-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         (b) Prior to the consummation of the Merger or any earlier termination of this Agreement, Stockholder will not transfer, voluntarily or involuntarily, any record, beneficial or security interest in any of the Listed Shares to any Person. Any purported transfer or Contract in violation of this Section 1(b) will be null and void

         (c) The Stockholder hereby grants to the Buyer an irrevocable proxy to vote all shares of capital stock of Sparta Foods, Inc. now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations in the manner prescribed by Section 1(b). Stockholder affirms that this proxy is coupled with an interest and is irrevocable. THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK.

         (d) Simultaneously herewith, the certificates representing all Listed Shares are being legended as follows: "The securities represented by this certificate are subject to a Voting and Proxy Agreement dated December ___, 1999 between ______________ and Cenex Harvest States Cooperatives which restricts the voting and transfer of such securities. A copy of such agreement is available for inspection at the principal office of the issuer."


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         2. Stockholder's Representations and Warranties. The Stockholder hereby represents and warrants to the Buyer that:

         (a) The Beneficial Ownership and record ownership of, and the certificates representing the Listed Shares, are fully and accurately stated at the end of this Agreement. The Stockholder has (i) exclusive Beneficial Ownership of the Listed Shares, subject to no security interest, pledge, restriction or right of any third Person and (ii) exclusive possession of all certificates there listed.

         (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of his obligations hereunder conflict with or violate any laws applicable to him or (B) conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Stockholder is a party or by which the Stockholder is bound.

         (c) The execution and delivery of this Agreement by the Stockholder do not, and the performance of his obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Agency for or by the Stockholder.

         3. Termination. This Agreement will terminate, and be of no further force or effect, if the Merger Agreement is terminated pursuant to Section 6.3(a), (b), (c) or (d) of the Merger Agreement, provided that no such termination of this Agreement shall relieve the Stockholder of any liability with respect to any breach of this Agreement occurring prior to such termination.

         IN WITNESS WHEREOF, the Stockholder has signed this Agreement.


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                                Print Name:
                                           -------------------------------------

              --------------------------- ------------------------------------ -----------------------
              CERTIFICATE NO:             RECORD HOLDER                        NO. OF SHARES
              --------------------------- ------------------------------------ -----------------------

              --------------------------- ------------------------------------ -----------------------

              ---------------------------------------------------------------- -----------------------
                                                                        TOTAL
              ---------------------------------------------------------------- -----------------------

Accepted:

CENEX HARVEST STATES COOPERATIVES


By:      ___________________________________
         Name:
         Title: